UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2009

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 28, 2009, AsiaInfo Holdings, Inc. (the “Company”) reported its third quarter results for the period ended September 30, 2009. The Company’s earnings release for the third quarter is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Earnings release dated October 28, 2009 announcing the Company’s third quarter results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: October 28, 2009	By:	/S/ WEI LI
	Name:	Wei Li
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Earnings release dated October 28, 2009 announcing the Company’s third quarter results.

Exhibit 99.1

AsiaInfo Reports Third Quarter 2009 Financial Results

•	Total revenue grows 42% year-over-year

•	Meeting guidance, net revenue (non-GAAP)[1] increases to US$61 million, growing 42% year-over-year

•	Exceeding guidance, income from continuing operations per basic share is US$0.20

BEIJING/SANTA CLARA, Calif. – October 28, 2009 – AsiaInfo Holdings, Inc. (Nasdaq: ASIA) (“AsiaInfo” or the “Company”), a leading provider of telecom software solutions and IT security products and services in China, today announced financial results for the third quarter of 2009.

“This past quarter marks another period of strong growth in which we met net revenue and exceeded EPS guidance,” said Steve Zhang, AsiaInfo’s president and chief executive officer. “This is especially notable as it comes on top of nearly 45% net revenue growth in the third quarter of 2008. During the quarter, we also took our first step into Southeast Asia by establishing a joint venture in Singapore, which will contribute sales and marketing expertise and help us cultivate strong partnerships in the region. In addition, in early October, we announced our acquisition of SmartCall, which provides us with the resources and expertise to fully execute end-to-end, targeted marketing campaigns. Building off of our leading base of business intelligence installations and consulting services, our SmartCall business has strong potential to quickly expand from solely operating in Sichuan province to a number of provinces in China.

Mr. Zhang concluded, “Looking forward, we are confident we will finish 2009 on a strong note and see abundant opportunities across all three of China’s telecom operators in the coming year. In addition, our focus on delivering robust organic growth while remaining disciplined in our overseas expansion strategy will help us to deliver long-term sustainable growth.”

Third Quarter 2009 Financial Results

Total revenues for the third quarter of 2009 were US$63.5 million, an increase of 41.8% year-over-year and 8.5% sequentially. Meeting guidance, net revenue (non-GAAP) for the third quarter of 2009 was US$60.9 million, an increase of 42.4% year-over-year and 14.1% sequentially. The year-over-year and sequential increases were primarily driven by strong performance among all three major customers in the telecom business.

During the quarter, AsiaInfo announced contracts with four China Mobile subsidiaries to upgrade BOSS Systems to NG-BOSS, six China Mobile subsidiaries to upgrade China Mobile Business Intelligence Systems to NG-BASS and a tender win to build P2P SMS Settlement System for China Mobile headquarters. The Company also signed a contract with China Unicom to build out a Device Management System that will allow China Unicom to remotely diagnose and manage mobile devices and contracts to integrate mobile and fixed-line Business Support Systems (“BSS”) for China Telecom in Heilongjiang and Henan provinces. During the quarter, AsiaInfo also established a JV with Singapore-based Alpha Growth International and at the beginning of October, acquired a majority stake in an outbound calling services company called SmartCall Holdings, Ltd.

Gross margin for the quarter was 54.6%, compared to 51.8% in the year-ago period and 49.1% in the previous quarter. The year-over-year and sequential increases in gross margin were primarily due to a strong contribution from higher-margin software solutions and

[1]	Net revenue (non-GAAP), a non-GAAP measure, represents total revenue net of third-party hardware costs. A reconciliation of net revenue (non-GAAP) to GAAP revenue is provided at the end of this press release.

services. Gross profit as a percentage of net revenue (non-GAAP) was 57.0% in the third quarter of 2009, compared to 54.2% in the year-ago period and 53.9% in the previous quarter. The Company noted that gross profit as a percentage of net revenue (non-GAAP) has remained relatively stable, near 55% for the last several quarters.

In the third quarter of 2009, the AsiaInfo Technologies business unit, which focuses on telecommunications software and services, contributed 82.7% and 84.5% to total revenue and net revenue (non-GAAP), respectively. Total revenue for the AsiaInfo Technologies business unit increased 44.8% year-over-year and slightly decreased 0.3% sequentially to US$52.6 million. Net revenue (non-GAAP) for the AsiaInfo Technologies business unit increased 47.0% year-over-year and 7.3% sequentially to US$51.4 million. The increases in net revenue (non-GAAP) mainly reflect an increase in demand for the Company’s software and service solutions among the three major telecom customers in a highly competitive market and an increasing number of contracts to upgrade and maintain existing installations.

In the third quarter of 2009, the Lenovo-AsiaInfo business unit, which focuses on IT security products and services, contributed 17.3% to total revenue and 15.5% to net revenue (non-GAAP). Total revenue for the Lenovo-AsiaInfo business unit increased 29.0% year-over-year and 87.0% sequentially to US$11.0 million. Net revenue (non-GAAP) for the Lenovo-AsiaInfo business unit increased 21.7% year-over-year and 73.3% sequentially to US$9.4 million. The year-over-year increase was mainly due to several major high-margin contracts signed with government agencies and the sequential increase was partially due to seasonality, as sales in the Lenovo-AsiaInfo business unit are typically weakest in the first half of each year. Please refer to the end of this press release for condensed segmented financial results for AsiaInfo’s two business units.

Total operating expenses increased 36.9% year-over-year and 9.5% sequentially to US$24.5 million. Sales and marketing expenses increased 17.4% year-over-year and 13.0% sequentially to US$11.2 million. The year-over-year and sequential increases were mainly due to higher sales commission expenses incurred upon signing new contracts. General and administrative expenses increased 81.0% year-over-year and 3.3% sequentially to US$3.8 million. The year-over-year increase was largely the result of increases in share-based compensation related to the performance stock unit awards granted to key employees on March 16, 2009. Research and development expenses increased 73.4% year-over-year and 23.3% sequentially to US$10.8 million. The Company noted that the increase in R&D expenses is in line with its strategy of investing in the research and development of world-class products.

Income from operations for the third quarter of 2009 was US$10.2 million, an increase of 92.7% year-over-year and 59.1% sequentially. Operating margin of total revenue2 was 16.0% for the third quarter of 2009, compared to 11.8% in the year-ago period and 10.9% in the previous quarter. Operating margin of net revenue (non-GAAP)3 was 16.8% for the third quarter of 2009, compared to 12.4% in the year-ago period and 12.0% in the previous quarter. The year-over-year margin improvement was mainly the result of improving economies of scale and the Company’s continued efforts to improve operational efficiency.

Other income for the third quarter of 2009 was US$527 thousand, a decrease of 77.0% from US$2.3 million in the year-ago period and a decrease of 70.0% from US$1.8 million in the previous quarter. The year-over-year decrease was largely the result of lower investment gains as well as lower interest rates in the third quarter of 2009, which resulted in lower interest income. The sequential decrease was the result of the sale of certain short-term investments during the second quarter of 2009, which realized a gain on investments of US$1.2 million.

[2]	Operating margin of total revenue is operating income divided by total revenue.
[3]	Operating margin of net revenue (non-GAAP) is operating income divided by net revenue (non-GAAP).

In the third quarter of 2009, AsiaInfo recorded net income attributable to AsiaInfo Holdings, Inc. of US$9.1 million, or US$0.20 per basic share, compared to US$6.1 million, or US$0.13 per basic share, in the year-ago period and US$7.2 million, or US$0.16 per basic share, in the previous quarter.

Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP)4 was US$13.0 million in the third quarter of 2009 or US$0.29 per basic share. Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) in the year-ago period was US$7.6 million or US$0.16 per basic share. Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) in the previous quarter was US$11.4 million or US$0.26 per basic share. Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) increased 71.6% year-over-year and 14.0% sequentially.

As of September 30, 2009, AsiaInfo had cash and cash equivalents and restricted cash totaling US$195.8 million and short-term investments totaling US$40.0 million. Operating cash flow in the third quarter of 2009 was a net inflow of US$9.5 million.

Fourth Quarter 2009 Guidance

AsiaInfo expects fourth quarter 2009 net income from continuing operations per basic share to be in the range of US$0.28 to US$0.29, an increase of 460% to 480% year-over-year. Please note that in the fourth quarter of 2008, there was a US$0.15 per basic share of impairment loss on investment. The Company expects net revenue (non-GAAP) to be in the range of US$70 million to US$72 million, an increase of 37% to 40% year-over-year.

[4]	Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) and net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share measures exclude share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, after-tax dividend income and gain on discontinued operations. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is provided at the end of the press release.

ASIAINFO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Software products and solutions	$54,882	$37,479	$144,470	$94,631
Service	5,848	4,754	16,778	12,304
Third party hardware	2,803	2,562	11,829	14,924

Total revenues	63,533	44,795	173,077	121,859

Cost of revenues:
Software products and solutions	24,006	17,890	64,829	42,706
Service	2,161	1,667	6,058	5,085
Third party hardware	2,673	2,052	11,199	13,992

Total cost of revenues	28,840	21,609	82,086	61,783

Gross profit	34,693	23,186	90,991	60,076

Operating expenses:
Sales and marketing	11,223	9,556	31,689	25,663
General and administrative	3,773	2,084	10,991	6,941
Research and development	10,842	6,253	26,849	15,940
Government grant	(1,342)	—	(1,342)	—

Total operating expenses	24,496	17,893	68,187	48,544

Income from operations	10,197	5,293	22,804	11,532
Other income:
Interest income	540	1,151	1,698	3,433
Dividend income	4	230	178	533
Gain from sales of short-term investments	—	954	1,210	4,487
Other expenses, net	(17)	(43)	(31)	(573)

Total other income, net	527	2,292	3,055	7,880
Income before provision for income taxes and discontinued operations	10,724	7,585	25,859	19,412
Income taxes expense	1,646	1,490	3,793	3,817

Income from continuing operations	9,078	6,095	22,066	15,595

Income from discontinued operations	—	—	—	980

Net income	9,078	6,095	22,066	16,575
Less: Net income (loss) attributable to the noncontrolling interests	13	(4)	6	(4)

Net income attributable to Asiainfo Holdings, Inc.	$9,065	6,099	22,060	16,579

Earnings Per Share:
Income from continuing operations attributable to AsiaInfo Holdings, Inc. common stockholders:
Basic	$0.20	$0.13	$0.49	$0.35
Diluted	$0.19	$0.13	$0.48	$0.33
Income from discontinued operations attributable to AsiaInfo Holdings, Inc. common stockholders:
Basic	—	—	—	$0.02
Diluted	—	—	—	$0.02
Net income attributable to AsiaInfo Holdings, Inc. common stockholders
Basic	$0.20	$0.13	$0.49	$0.37
Diluted	$0.19	$0.13	$0.48	$0.35
Weighted average shares used in computation:
Basic	45,772,678	45,731,067	44,629,386	45,208,453
Diluted	46,627,469	47,850,187	45,918,502	47,095,515

ASIAINFO HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	As of
	Sept 30, 2009	Dec 31, 2008(1)
ASSETS:
Current Assets:
Cash and cash equivalents	$184,219	$172,119
Restricted cash	11,551	12,510
Short term investments	40,021	28,633
Accounts receivable, net (net of allowances of $2,703 and $2,605 as of September 30, 2009 and December 31, 2008, respectively)	100,144	52,011
Inventories	8,572	12,322
Other receivable	3,423	2,813
Deferred income taxes-current	3,244	3,334
Prepaid expenses and other current assets	7,649	5,425

Total current assets	$358,823	$289,167

Long term investment	4,696	4,696
Property and equipment, net	2,992	2,887
Other acquired intangible assets, net	2,314	3,008
Deferred income tax assets- non-current	2,630	2,671
Goodwill	21,141	20,725

Total Assets	$392,596	$323,154

LIABILITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	35,873	13,835
Accrued expenses	16,436	14,235
Deferred revenue	36,582	44,414
Accrued employee benefits	32,308	27,570
Other payables	6,111	5,288
Income taxes payable	2,734	646
Other taxes payable	6,234	6,311
Deferred income tax liability-current	742	934

Total current liabilities	$137,020	$113,233

Unrecognized tax benefits – non-current	2,159	1,326
Other long term liabilities	135	135

Total liabilities	$139,314	$114,694

Stockholders’ equity:
Common stock	496	464
Additional paid-in capital	237,337	215,948
Treasury stock, at cost	(27,749)	(27,749)
Statutory reserve	17,212	17,212
Retained earnings (Accumulated deficit)	6,494	(15,566)
Accumulated other comprehensive income	19,428	18,093

Total Asiainfo holding stockholders’ equity	$253,218	$208,402

Non controlling interest(2)	64	58

Total stockholders’ equity	253,282	208,460

Total Liabilities and Stockholders’ Equity	$392,596	$323,154

(1)	December 31, 2008 balances were extracted from audited financial statements.
(2)

Amount in relation to noncontrolling interest, formerly named minority interest, as of December 31, 2008 is reclassified in accordance with FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, which was adopted by the Company on January 1, 2009.

ASIAINFO HOLDINGS, INC.

CONDENSED INFORMATION FOR REPORTABLE SEGMENTS (UNAUDITED)

	(Amounts in thousands of US$) Three Months Ended
	Sept 30, 2009			Sept 30, 2008			Jun 30, 2009
	AsiaInfo Technologies	Lenovo –AsiaInfo	Total	AsiaInfo Technologies	Lenovo –AsiaInfo	Total	AsiaInfo Technologies	Lenovo –AsiaInfo	Total
Revenues:
Software products and solutions	$45,660	$9,222	$54,882	$30,297	$7,182	$37,479	$41,776	$5,375	$47,151
Service	5,703	145	5,848	4,624	130	4,754	5,883	48	5,931
Third party hardware	1,193	1,610	2,803	1,367	1,195	2,562	5,039	447	5,486

Total revenues	52,556	10,977	63,533	36,288	8,507	44,795	52,698	5,870	58,568

Cost of revenues:
Software products and solutions	21,217	2,789	24,006	15,223	2,667	17,890	20,275	2,334	22,609
Service	2,074	87	2,161	1,629	38	1,667	1,892	75	1,967
Third party hardware	1,133	1,540	2,673	1,298	754	2,052	4,786	424	5,210

Total cost of revenues	24,424	4,416	28,840	18,150	3,459	21,609	26,953	2,833	29,786

Gross profit	28,132	6,561	34,693	18,138	5,048	23,186	25,745	3,037	28,782

Business unit expenses:
Sales and marketing	8,531	2,692	11,223	6,224	3,332	9,556	7,569	2,360	9,929
General and administrative	614	(143)	471	(265)	119	(146)	727	(78)	649
Research and development	8,162	2,680	10,842	5,351	902	6,253	7,787	1,005	8,792
Government grant	(1,342)	—	(1,342)	—	—	—	—	—	—

Total business unit expenses	15,965	5,229	21,194	11,310	4,353	15,663	16,083	3,287	19,370

Contribution profit (loss)	$12,167	$1,332	$13,499	$6,828	$695	$7,523	$9,662	$(250)	$9,412

Corporate general and administration			3,302			2,230			3,003

Operating profit			$10,197			$5,293			$6,409

Third Quarter 2009 Conference Call Details

AsiaInfo management will hold an earnings conference call at 5:00 p.m. Pacific Time / 8:00 p.m. Eastern Time on October 28, 2009 (8:00 a.m. Beijing/Hong Kong Time on October 29, 2009). Management will discuss results and highlights of the quarter and answer questions from investors.

The dial-in numbers for the conference call are as follows:

U.S. Toll Free: +1-866-549-1292

China Local Number: 400-681-6949

Hong Kong and International: +852-3005-2050

The passcode for the call is 408313#.

A replay of the call will be available until 7:00 p.m. Eastern Time on November 29, 2009 by dialing one of the following numbers:

U.S Toll Free: +1-866-753-0743

China Toll Free: 800-869-7680

Hong Kong and International: +852-3005-2020

The passcode for the replay is 134936#.

Additionally, a live and archived webcast of this call will be available on the Investor Relations section of the AsiaInfo website at www.asiainfo.com.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to many of China’s largest enterprises. In addition to providing software and customer solutions to China’s telecom carriers, the Company also offers a wide range of security products and services to small, medium and large sized Chinese enterprises across multiple vertical industries.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national Internet backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued to diversify its product offerings and is now a major provider of enterprise software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo’s net revenue (non-GAAP) represents total revenue net of hardware costs that are passed through to our customers. We believe total revenues net of hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenues (non-GAAP) to GAAP total revenues

	2009 Q3			2008 Q3			2009 Q2
	AsiaInfo Technologies	Lenovo AsiaInfo	Total	AsiaInfo Technologies	Lenovo AsiaInfo	Total	AsiaInfo Technologies	Lenovo AsiaInfo	Total
	(in thousands of US dollars)
Net Revenue (Non-GAAP)	51,423	9,437	60,860	34,990	7,753	42,743	47,912	5,446	53,358
Third Party Hardware Costs	1,133	1,540	2,673	1,298	754	2,052	4,786	424	5,210

Total Revenues	52,556	10,977	63,533	36,288	8,507	44,795	52,698	5,870	58,568

(2) Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP)

Net income (non-GAAP) excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, after-tax dividend income and gain on discontinued operations. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo Holdings, Inc. (non-GAAP)

to GAAP net income attributable to AsiaInfo Holdings, Inc.

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2009	2008	2009	2008	2009 Q2
	(in thousands of US dollars)
GAAP net income	9,065	6,099	22,060	16,579	7,205
Adjustments:
- Share-based compensation	3,593	1,303	8,633	2,643	3,858
- Amortization of acquired intangible assets	316	385	945	1,231	316
- Impairment loss on investment	—	—	—	—	—
- Gain on discontinued operations	—	—	—	(980)	—
- Dividend income, net of tax	(4)	(230)	(178)	(533)	(3)
Non-GAAP net income	12,970	7,557	31,460	18,940	11,376

(3) Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) is calculated based on net income attributable to AsiaInfo Holdings, Inc. Like net income attributable to AsiaInfo Holdings, Inc. (non-GAAP), net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, after-tax dividend income and gain on discontinued operations. Shares outstanding used in the computation of net income per share were the same as those used in the computation of net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share. Management believes that net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo Holdings, Inc. per share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo Holdings, Inc (non-GAAP). In addition, net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income attributable to AsiaInfo Holdings, Inc. (non-GAAP) per share to GAAP net income attributable to AsiaInfo Holdings, Inc per share

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30		2009 Q2
	2009	2008	2009	2008
	(in thousands of US dollar)
GAAP net income per basic share	0.20	0.13	0.49	0.37	0.16
Adjustments:
- Share-based compensation	0.08	0.03	0.19	0.06	0.09
- Amortization of acquired intangible assets	0.01	0.01	0.02	0.03	0.01
- Impairment loss on investment	—	—	—	—	—
- Gain on discontinued operations	—	—	—	(0.02)	—
- Dividend income, net of tax	—	(0.01)	—	(0.01)	—
Non-GAAP net income per basic share	0.29	0.16	0.70	0.43	0.26

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of October 28, 2009. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo, please visit www.asiainfo.com.

For investor and media inquiries, please contact:

In China:

Sheryl Zhang

AsiaInfo Holdings, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo.com

Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com